Exhibit 99.1

ARMOUR RESIDENTIAL REIT, INC. REPORTS 19.5%

ANNUALIZED ROE FROM TAXABLE REIT INCOME FOR Q2 2011

VERO BEACH, FL -- August 3, 2011 -- ARMOUR Residential REIT, Inc. (NYSE: "ARR" and NYSE Amex: "ARR.WS") (“ARMOUR” or the “Company”) today announced financial results for the second quarter ended June 30, 2011.

Second Quarter 2011 Highlights

•

Q2 2011 estimated taxable REIT income of approximately $18.6 million

•

Q2 2011 Core Income of approximately $18.6 million

•

Q2 2011 GAAP netloss of approximately $7.3 million

•

Q2 2011 estimated taxable REIT income results and Q2 2011 Core Income results equal annualized yield on weighted average Q2 2011 additional paid-in capital (historic book equity) of 19.5%

•

Q2 2011 weighted average shares outstanding of 53,258,925

•

Q2 2011 estimated taxable REIT income and Core Income per weighted average share outstanding of $0.35

•

Q2 2011 weighted average additional paid-in capital of $380.1 million

•

June 30, 2011, book value per common share of $7.14

•

As of June 30, 2011, there were 74,781,174 common shares outstanding

•

Additional paid-incapital as of June 30, 2011, was $533.8 million, or $7.14 per share outstanding

•

Q2 2011 average yield on assets of 3.35% and average net interest spread of 2.36%

•

Q2 2011 annualized average principal repayment rate (CPR) of 9.3%

•

No assets were sold during Q2 2011

•

The ARMOUR Residential REIT, Inc. monthly “Company Update” can be found at www.armourreit.com.

The Company issued 42,527,120 shares of common stock during Q2 2011, which increased the numberof shares outstanding from the end of Q1 2011 by 131.9%. These changes were material to the Company and significantly affected reported resultson a comparable quarter-over-quarter basis. Therefore, some quarterly comparisons will not be meaningful or may be misleading. Economies of scale are achieved as the Company’s equity continues to grow.

Second Quarter 2011 Results

Taxable REIT Income and Core Income

Estimated taxable REIT income for the quarter ended June 30, 2011, was approximately $18.6 million, all of which was paid out as of the applicable record dates. The weighted average additional paid-in capital for the quarter ended June 30, 2011, was $380.1 million. The weighted average shares outstanding for the quarter ended June 30, 2011,were 53,258,925. The estimated annual taxable REIT income represents an annualized return on average additional paid-in capital for the quarter of 19.5%. The Company distributes dividends based on its estimate of taxable earnings per common share, not GAAP (Generally Accepted Accounting Principles) earnings. Taxable REIT income and GAAP earnings will differ primarily because the non-taxable unrealized changes in the value of the Company's interest rate hedges are included in GAAP earnings whereas, ifthey are not realized, valuation changes are not included in taxable income.

Core Income for the quarter ended June 30, 2011, was equal to the estimated taxable REIT income of approximately $18.6 million. No securities were sold in the second quarter of 2011.   “Core Income” represents a non-GAAP measure and is defined as net income (loss) excluding impairment losses, gains or losses on sales of securities and early termination of interest rate hedges, unrealized gains or losses on interest rate hedges and certain non-recurring expenses.  Core Income may differ from GAAP earnings as GAAP earnings include the unrealized change in the value of the Company’s interest rate hedging program.

GAAP Earnings

During the quarter ended June 30, 2011, the Company had a loss of approximately $7.3 million. The Company reported a non-realized declinein the value of interest rate hedges of approximately $25.8 million, which accounts for the majority of the difference between taxable REIT income and GAAP earnings.

-MORE-

ARMOUR Reports 19.5% Annualized ROE from Taxable REIT Income for Q2 2011

August 3, 2011

Dividends

For the quarter ended June 30, 2011, the Company declared dividends of $0.12 per share outstanding for each month of the quarter. The dividend payments totaled $20.2 million compared to taxable REIT income available to pay dividends of $18.6 million (approximate taxable REIT income in Q2 2011). Dividends exceeded taxable income primarily because of timing and investment of the new equity raised in Q2 2011.

Share Count and Equity Capital Raises in Second Quarter of 2011

The Company issued 17,000,000 shares of common stock in an underwritten public offering at $7.40 per share on April 13, 2011. The Company issued 16,000,000 shares of common stock in an underwritten public offering at $7.40 per share on June 6, 2011. On June 8, 2011, the Company’s underwriters exercised an overallotment option and the Company issued 2,400,000 shares. The Company issued 7,121,097 shares during the second quarter of 2011 under its dividend reinvestment plan at a weighted average price of $7.31 per share. As of June 30, 2011, there were 74,781,174 common shares outstanding. As of August1, 2011, there were 75,726,081 shares outstanding.

Portfolio

The Company’s portfolio consisted of Fannie Mae, Freddie Mac and Ginnie Mae mortgage securities and was valued at $5.3 billion as of June 30, 2011. During the second quarter of 2011, the annualized yield on average assets was 3.35% and the annualized cost of funds on average liabilities (including realized cost of hedges) was 0.99%, resulting in a net interest spread of 2.36% for the quarter.

The $5.3 billion portfolio of Agency securities at June 30, 2011, consisted of 47.0% fixed rate Agency assets, 99.97% of which have 15-year final maturities or shorter.The Company's portfolio also consisted of50.5%Hybrid ARMs and 2.5% ARMs. The Company defines "Hybrid ARMs" as adjustable rate Agency securities with longer than 18 months to rate reset and "ARMs" as adjustable Agency securities with rate resets shorter than 19 months.

Portfolio Financing, Leverage and Interest Rate Hedges

As of June 30, 2011, the Company financed its portfolio with approximately $4.7 billion of borrowings under repurchase agreements. The Company’s debt-to-equity ratio, as measured to additional paid-incapital, as of June 30, 2011, was 8.7 to 1. The Company’s debt-to-shareholder equity ratio as of June 30, 2011, was 8.7 to 1.

As of June 30, 2011, the Company’s repurchase agreements had a weighted-average maturity of approximately 27 days. The Company also uses interest rate swap contracts and Eurodollar futures to hedge financing rate risk.  As of June 30, 2011, the Company had a notional amount of $1.9 billion of various maturities of interest rate swaps with an average fixed rate of 2.6%.As of June 30, 2011, the Company had a notional amount of $134.0 million of various maturities of Eurodollar futures contracts sold at an average fixed rate of 1.8%.

Book Value

The Company’s book value (shareholders’ equity) on June 30, 2011, was $534.0 million or $7.14 per each of the 74,781,174 common shares outstanding. Additional paid-in-capital (historic book equity) as of June 30, 2011, was $533.8 million or $7.14 per share outstanding.

Regulation G Reconciliation

Taxable REIT income is calculated according to the requirements of the Internal Revenue Code rather than GAAP. ARMOUR plans to distribute at least 90% of its taxable REIT income in order to maintain its tax qualification as a REIT. The following table reconciles ARMOUR’s consolidated results from operations to taxable REIT income for the three months ended June 30, 2011:

Three Months ended June 30, 2011

GAAP net loss	(7,272,456)
Add back: GAAP net loss of taxable REIT subsidiary included above	4,834
GAAP net income from REIT operations	(7,267,622)

Add: Change in value of interest rate contracts	25,816,511
Add: Income tax expense	3,213
Estimated taxable REIT income	18,552,102

-MORE-

ARMOUR Reports 19.5% Annualized ROE from Taxable REIT Income for Q2 2011

August 3, 2011

ARMOUR believes that the foregoing reconciliation of taxable REIT income is useful to investors because taxable REIT income is directly related to the amount of dividends the Company is required to distribute in order to maintain its REIT tax qualification status. However, because taxable REIT income is an incomplete measure of the Company’s financial performance and involves differences from net income computed in accordance with GAAP, taxable REIT income should be considered as supplementary to, and not as a substitute for, ARMOUR’s net income computed in accordance with GAAP as a measure of the Company’s financial performance.

ARMOUR Residential REIT, Inc.

ARMOUR is a Maryland corporation that invests primarily in hybrid adjustable rate, adjustable rate and fixed rate residential mortgage-backed securities, or RMBS, issued or guaranteed by U.S. Government-chartered entities.    ARMOUR is externally managed and advised by ARMOUR Residential Management LLC (“ARRM” or “ARRM LLC”).  ARMOUR Residential REIT, Inc. intends to qualify and has elected to be taxed as a REIT under the Internal Revenue Code for U.S. federal income tax purposes.

Safe Harbor

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995.  Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events.  Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements.  These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results.

Additional information concerning these and other risk factors are contained in the Company's most recent filings with the Securities and Exchange Commission ("SEC").  All subsequent written and oral forward-looking statements concerning the Company are expressly qualified in their entirety by the cautionary statements above.  The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made.  The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.

Additional Information and Where to Find It

Investors, security holders and other interested persons may find additional information regarding the Company at the SEC's Internet site at http://www.sec.gov/, or the Company website www.armourreit.com or by directing requests to: ARMOUR Residential REIT, Inc., 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963, Attention: Investor Relations.

INVESTOR CONTACT:

ARMOUR Residential REIT, Inc.

Jeffrey Zimmer, (772) 617-4340

Co-Chief Executive Officer, President and Vice Chairman

investors@armourreit.com

-END-